Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered into this 8th day of May, 2015 by and between SEECHANGE HEALTH MANAGEMENT LLC, a Delaware corporation (“Sublandlord”), and JAGUAR ANIMAL HEALTH, INC., a Delaware corporation (“Subtenant”).

Recitals

A.                                    CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and SeeChange Health Management Company, as tenant, entered into that certain Office Lease Agreement dated January 22, 2010 (the “Office Lease”), as amended by that certain First Amendment to Lease dated December 14, 2011 (the “First Amendment”) and that certain Second Amendment to Lease dated August 20, 2013 (the “Second Amendment” and collectively, with the First Amendment and the Office Lease, the “Master Lease”), respecting those premises consisting of approximately 6,008 rentable square feet of space commonly known as Suite 2375 (the “Master Premises”), and located on the twenty third (23rd) floor of the building located at 201 Mission Street, San Francisco, California (the “Building”).  The Master Premises is more particularly described in the Master Lease.  A copy of the Master Lease is attached to this Sublease as Exhibit “C”.

B.                                    SeeChange Health Management Company converted into a Delaware limited liability company named “SeeChange Health Management, LLC” effective as of February 9, 2015.

C.                                    Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, the entire Master Premises consisting of approximately 6,008 rentable square feet as more particularly described on Exhibit “A” attached hereto (the “Sublease Premises”) on the terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Agreement

1.                                      Sublease.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises on the terms and conditions hereinafter set forth. In addition, Subtenant shall have the right to use the existing furniture, fixtures and equipment located within the Sublease Premises and listed on Exhibit “B” attached hereto (the “FF&E”) in accordance with Section 21 hereof.

2.                                      Term.

(a)                                 The term of this Sublease shall commence on the delivery of the Sublease Premises to Subtenant (the “Commencement Date”), which the parties anticipate will be on July 1, 2015 (the “Anticipated Commencement Date”), and shall expire on August 31, 2018 (the “Sublease Term”), unless sooner terminated under the provisions of this Sublease or unless the Master Lease is sooner terminated.  Subtenant will have access to the Premises two weeks prior to the Commencement Date for the purpose of installing furniture, fixtures, and equipment.

(b)                                 In the event that Sublandlord fails to deliver the Premises to Subtenant on or before July 1, 2015, and such failure is not due to Landlord’s or Subtenant’s acts, failure to act or omissions, then Subtenant shall receive one (1) day of free Rent for each day of delay.  If delivery is more than forty-five (45) days delayed beyond July 1, 2015, and such delay is not due to Landlord’s or Subtenant’s acts, failure to act or omissions, then Subtenant shall have the right, by notice in writing to Sublandlord, to either terminate this Sublease or to continue to accrue free Rent as provided herein until such date of delivery.  In the event of any delay in delivery of possession, Subtenant shall not be obligated to pay rent or to perform any of its other obligations under this Sublease, except for the payment of the Security Deposit and the Prepaid Rent pursuant to Section 6 below, until possession of the Sublease Premises is delivered to Subtenant.

(c)                                  Notwithstanding anything to the contrary contained herein, if Subtenant does not, on or before May 14, 2015, close an issuance and sale of equity securities of gross proceeds to the Company of at least $18,000,000 pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Qualifying IPO”), Sublandlord may in its sole discretion elect either to (i) amend Section 6 below to increase the size of the Security Deposit from $29,539.33 to $88,617.99 which additional amount Subtenant shall pay to Sublandlord within two (2) business days or (ii) immediately terminate this Sublease upon written notice to Subtenant or to Subtenant’s broker.

3.                                      Monthly Base Rent.

(a)                                 Commencing on the Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord, without prior demand therefore, in advance on the first day of each calendar month, as monthly rent (“Monthly Base Rent”) the following:

Months Following Commencement Date	Annual Rate per Square Foot	Monthly Base Rent
Month 1 – Month 12	$59.00	$29,539.33
Month 13 – Month 24	$60.00	$30,040.33
Month 25 – Month 36	$61.00	$30,540.66
Month 37 and Month 38	$62.00	$31,041.33

(b)                                 Monthly Base Rent shall be prorated for any partial month.

4.                                      Additional Rent.  Subtenant shall pay to Sublandlord during the Sublease Term and on or prior to the date such sums are due under the Master Lease, Subtenant’s Pro Rata Share (as defined below in Section 9(c)) of all sums of additional rent and expenses (“Additional Rent”) payable under the Master Lease.  Sublandlord and Subtenant agree that this Sublease is intended to pass through to Subtenant all financial obligations imposed on Sublandlord pursuant to the Master Lease relating to the Sublease Premises, except for (i) the Base Rent (as defined in the Master Lease) that Sublandlord pays to Landlord for the Sublease Premises and (ii) increases in Expenses and Taxes which shall be paid by Sublessee over a 2015 Base Year.  Any ambiguity in the terms of this Sublease shall be construed in accordance with such intention.

2

5.                                      Place of Payment of Rent.  All Monthly Base Rent, Additional Rent and all other amounts payable to Sublandlord under this Sublease shall be paid to Sublandlord when due, without prior notice or demand and without deduction or offset, in lawful money of the United States of America in cash or by check payable to HealthMine Services, Inc. at such address as Sublandlord shall designate in writing.

6.                                      Security Deposit; Prepaid Rent.  Upon the execution of this Sublease, Subtenant shall deposit with Sublandlord a cash security deposit of Twenty-Nine Thousand Five Hundred Thirty Nine Dollars and Thirty-Three Cents ($29,539.33) (the “Security Deposit”) and upon receipt of Landlord’s written consent to this Sublease, Subtenant shall deposit with Sublandlord a cash deposit representing prepaid rent in the amount of Ninety-Two Thousand Six Hundred and Twenty-Three Dollars and Thirty-Three Cents ($92,623.33) (the “Prepaid Rent”) for the full and faithful performance of Subtenant’s obligations to pay the final three (3) months of rent under this Sublease.  If Subtenant fails to pay any Base Monthly Rent or Additional Rent, or otherwise defaults with respect to any of its obligations under this Sublease and said alleged breach is not remedied within ten (10) days, Sublandlord may (but shall not be obligated to), and without prejudice to any other remedy to Sublandlord, use, apply or retain all or any portion of the Security Deposit or the Prepaid Rent for the payment of any Base Monthly Rent or Additional Rent in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage or Sublandlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2.  Subtenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, that provide that Sublandlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Sublease Premises.  If Sublandlord uses or applies all or any portion of the Security Deposit or the Prepaid Rent as provided above, upon receipt of written notice from Sublandlord Subtenant shall, within ten (10) days after demand therefore, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit or the Prepaid Rent, as applicable, to the full amount thereof, and Subtenant’s failure to do so shall, at Sublandlord’s option, be an event of default under this Sublease.  If the Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof that has not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days following the expiration of the Sublease Term and after Subtenant has vacated the Sublease Premises.  Sublandlord shall not be deemed to hold the Security Deposit or the Prepaid Rent in trust nor be required to keep the Security Deposit or the Prepaid Rent separate from its general funds, and Subtenant shall not be entitled to any interest on the Security Deposit or the Prepaid Rent.

7.                                      Use.  The Sublease Premises shall be used and occupied only for those purposes set forth in the Master Lease, and for no other purpose.

8.                                      Incorporation of Master Lease Terms.

(a)                                 The Master Lease is incorporated herein in its entirety by this reference.  For the purpose of this Sublease, all references in the Master Lease to “Landlord” shall be deemed to mean Sublandlord, all references to “Tenant” shall be deemed to mean Subtenant and

3

all references to “Lease” shall mean this Sublease.  Notwithstanding the foregoing incorporation of the terms and conditions of the Master Lease, Sublandlord shall not be responsible for the performance of any obligations to be performed by Landlord under the Master Lease, and Subtenant agrees to look solely to Landlord for the performance of such obligations.  Sublandlord shall not be liable to Subtenant for any failure by Landlord to perform its obligations under the Master Lease, nor shall such failure by Landlord excuse performance by Subtenant of its obligations hereunder. Sublandlord will reasonably cooperate with Subtenant to remedy any failure by Landlord to perform its obligations under the Master Lease and to negotiate any extensions of the Master Lease.

(b)                                 [Reserved].

9.                                      Condition and Acceptance of the Sublease Premises.

(a)                                 For purposes of this Sublease, “Subtenant’s Pro Rata Share” shall mean the rentable square feet of the Sublease Premises divided by the rentable square feet of the Master Premises.

(b)                                 By execution of this Sublease, Subtenant accepts the Sublease Premises in its “AS IS” condition, and Sublandlord makes no representations or warranties to Subtenant with respect to any matter relating to the zoning, legal compliance or physical condition of the Sublease Premises.  Sublandlord shall have no obligation to perform any improvements, alterations or repairs to the Sublease Premises prior to delivery thereof to Subtenant.

10.                               Alterations.  Subtenant shall not make any alteration, addition, improvement or change to the Sublease Premises (including, but not limited to any alteration of the paint color or carpeting in the Sublease Premises) without the prior written consent of Sublandlord and Landlord, which consent shall be given or withheld subject to the terms of the Master Lease as incorporated into this Sublease.  Any alterations permitted by Sublandlord pursuant to this Section 10 shall be made by Subtenant in accordance with all of the terms and conditions of the Master Lease relating to alterations.

11.                               Assignment and Subletting.  Any assignment of this Sublease, by operation of law or otherwise, or further sublet of the Sublease Premises shall require the prior written consent of Sublandlord and Landlord, which consent shall be given or withheld subject to the terms of the Master Lease as incorporated into this Sublease.

12.                               Notices.  All notices, demands or requests which may be or are required to be given under this Sublease shall be in writing and shall be given by email and by (A) personal delivery, or by (B) certified or registered mail, return receipt requested, postage prepaid, or by (C) Federal Express or similar overnight courier, charges prepaid, and addressed as follows:

4

Sublandlord:                                                                          SeeChange Health Management LLC

2908 Hennepin Ave, Suite 230

Minneapolis, MN 55408

Attention: Legal Department

Email: tsmith@healthmine.com

Subtenant:                                                                                         Jaguar Animal Health, Inc.

185 Berry Street

San Francisco, CA 94107

Attention: Steven King

Email: sking@jaguaranimalhealth.com

The addresses of the parties may be changed from time to time by notice given in the manner set forth in this Section 12.  Each notice, request, demand, advice or designation given under this Sublease shall be deemed properly given only upon actual receipt or refusal of delivery.

13.                               Termination of Master Lease.  This Sublease is, and shall at all times remain, subordinate to the Master Lease.  In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease shall automatically terminate and be of no further force or effect.  If the termination of the Master Lease (and resulting termination of this Sublease) occurs through no fault of Sublandlord, Sublandlord shall have no liability to Subtenant for the resultant termination of this Sublease.    Sublandlord shall promptly upon (but in no event more than 30 days after) the expiration or earlier termination of the Master Lease and after Subtenant has vacated the Premises, return to Subtenant that portion of the Security Deposit and Prepaid Rent not used or applied by Sublandlord.

14.                               Consent of Landlord.  Whenever the consent of Landlord is required under the Master Lease, Subtenant shall obtain the consent of both Sublandlord and Landlord, but in all instances Subtenant shall first request and obtain the consent of Sublandlord before requesting the consent of Landlord.  This Sublease shall not become effective until Landlord has provided its written consent to this Sublease.  If Landlord does not consent to this Sublease within thirty (30) days of the parties’ execution of this Sublease, then this Sublease shall be deemed void and the parties shall have no further rights or obligations hereunder.

15.                               Holding Over.  If Subtenant continues to occupy the Sublease Premises after the expiration of the Sublease Term without the express written consent of Sublandlord, such occupancy by Subtenant shall automatically, without notice, constitute a default and breach of this Sublease by Subtenant.

16.                               Brokers.  Subtenant represents that it has used no broker in connection with this Sublease except for CBRE, Inc.  Sublandlord represents that it has used no broker in connection with this transaction other than CBRE, Inc.  Sublandlord shall be responsible for payment of a commission to such brokers pursuant to a separate agreement.

17.                               Entire Agreement.  This Sublease contains all of the terms, covenants and conditions agreed to by Sublandlord and Subtenant and may not be modified orally or in any

5

manner other than by an agreement in writing signed by all the parties to this Sublease or their respective successors in interest.

18.                               Exhibits.  All exhibits attached hereto are incorporated in this Sublease, except as expressly excluded herein.

19.                               Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease.

20.                               Parking Rights.  None.

21.                               Use of FF&E.  Sublandlord will deliver an inventory list of the existing FF&E within two weeks of the signing of the Sublease and Subtenant may purchase the FF&E listed on said inventory for one dollar ($1).  During the Sublease Term, Sublandlord hereby leases to Subtenant and Subtenant hereby accepts from Sublandlord, at no additional rent, the FF&E.  The FF&E shall be leased in its “AS-IS” condition and Sublandlord makes no representations or warranties to Subtenant of any kind with respect thereto.  Subtenant shall maintain the FF&E in its existing condition and repair, ordinary wear and tear and damage by casualty excepted, and shall pay all FF&E taxes associated with the FF&E.  Except for signage within the Premises, no alterations or changes shall be done to the FF&E except with Sublandlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and provided that any such alternations or changes are done in accordance with the terms of the Master Lease.  Upon expiration of the Sublease Term or later termination of this Sublease, Subtenant shall surrender the FF&E to Sublandlord in the same condition as received, ordinary wear and tear and damage by casualty excepted.

22.                               Signage.  Subject to the applicable provisions of the Master Lease, Subtenant shall have the right to have its name included in the Building’s directory located and on the entrance to the Sublease Premises.

23.                               Entry by Sublandlord. On or after August 1, 2018 Sublandlord may enter the Sublease Premises to inspect or clean the Sublease Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building prior to the expiration of the Sublease Term. Except in emergencies, Sublandlord shall provide Subtenant with prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Subtenant’s use of the Sublease Premises. Entry by Sublandlord shall not constitute a constructive eviction or entitle Subtenant to an abatement or reduction of Rent.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

6

“SUBLANDLORD”:

“SUBTENANT”:

SEECHANGE HEALTH MANAGEMENT
LLC,		JAGUAR ANIMAL HEALTH, INC.,
a Delaware corporation		a Delaware corporation

By:	/S/ Thomas J. Smith	By:	/S/ Steven R. King

Name:	Thomas J. Smith	Name:	Steven R. King

Title:	EVP	Title:	EVP Sustainable Supply, IP, Ethnobotanical Research

Date:	6/19/2015	Date:	6/19/2015

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

7

LANDLORD’S CONSENT

Subject to the terms and conditions of the Sublease, Landlord hereby consents to the foregoing Sublease.  This consent shall not constitute a waiver of Landlord’s right to withhold consent to any future assignment or sublease, or a release of Sublandlord from any of its obligations under the Master Lease.

LANDLORD:

CA-MISSION STREET LIMITED PARTNERSHIP,
a Delaware limited partnership

By:

Title:

Date:

8

EXHIBIT A

DIAGRAM OF SUBLEASE PREMISES

[See Attached]

9

EXHIBIT B

LIST OF FURNITURE, FIXTURES AND EQUIPMENT

[See Attached]

11

Funiture Item	Number
Couches, lounge chairs, stools
White leather chairs	2
Grey leather couch	1
Green couches	2
Metal stools	3

Decorative tables
Glass-top coffee table, 3’ diameter	1
Glass-top side tables, 15” diameter	2
Square concrete coffee table	1
Metallic square side tables	2
Marble top narrow “hallway table”	1
“hallway table” with dark wood top	1
Arch-shaped glass-top coffee table	1

Work desks and tables
Cubicles	6
Cubicle drawer sets	11
Round wood-top table, 4’ diameter	1
Large conference room table
Large L-shaped office desks	5
Rectangular tables w/ wood tops and adjustable metal legs	2

Lamps
Floor lamp w/ white round glass top	1
Red metal floor lamp	1
floor lamp w/ plastic triangular base and white square shade	1

Chairs
Black leather office chairs, metal / plastic arms	6
Black leather office chairs, wood arms	4
Fabric office chairs	8
Black mesh backed office chairs	2
Yellow mesh-backed office chair	1
Wooden chairs (no wheels)	7

Shelves
6’ tall “box and pole” bookshelves	2
Black bookshelf w/ light brown wood top, 4’ tall	2
Light brown wood bookshelf, 4’ tall	2
Rack w/ 4 metal poles and wood top	1
Mini shelf, about 2’ high	1
Light brown wood bookshelf, 3.5’ tall	1

Cabinets
Metal cabinet, 3’ tall, 5’ wide	1
Grey wood cabinet, 3.5’ long by 2.5’ high	1
Large set of metal drawers and cabinets, light wood top, 10’ long	1
Large metal drawer sets, wood tops	2
Grey wood cabinet, about 7’ long and 2.5’ high	1
Wall mounted in-office cabinets	4
Mini-wardrobe style cabinets	2
27” high locking metal 3-drawer set	1

Electronics
Wall-mounted Insignia TV	1
Wall-mounted Samsung TV	1

Other
Ping Pong table	1
Treadmill w/ Treadmill desk	1

EXHIBIT C

MASTER LEASE

[See Attached]

14

201 MISSION

SAN FRANCISCO, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership

(“LANDLORD”)

AND

SEECHANGE HEALTH MANAGEMENT COMPANY, INC., a Delaware corporation

(“TENANT”)

TABLE OF CONTENTS

1.	Basic Lease Information	1
2.	Lease Grant	3
3.	Possession	3
4.	Rent	4
5.	Compliance with Laws; Use	5
6.	Security for Lease	6
7.	Building Services	6
8.	Leasehold Improvements	7
9.	Repairs and Alterations	8
10.	Entry by Landlord	9
11.	Assignment and Subletting	10
12.	Liens	12
13.	Indemnity and Waiver of Claims	12
14.	Insurance	14
15.	Subrogation	16
16.	Casualty Damage	16
17.	Condemnation	17
18.	Events of Default	18
19.	Remedies	18
20.	Limitation of Liability	21
21.	Relocation	22
22.	Holding Over	22
23.	Subordination to Mortgages; Estoppel Certificate	22
24.	Notice	23
25.	Surrender of Premises	23
26.	Miscellaneous	24

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is entered into as of January 22, 2010, by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership, (“Landlord”) and SEECHANGE HEALTH MANAGEMENT COMPANY, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses, Taxes and Insurance Expenses), Exhibit C (Building Rules and Regulations) and Exhibit D (Guaranty of Lease) and Exhibit E (Furniture Inventory).

1.                                      Basic Lease Information.

1.01                        “Building” shall mean the building located at 201 Mission Street, San Francisco, California, commonly known as 201 Mission. “Rentable Square Footage of the Building” is deemed to be 483,528 square feet.

1.02                        “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises consists of a portion of the thirteenth (13th) floor known as suite 1310. The “Rentable Square Footage of the Premises” is deemed to be 2,220 square feet, calculated in accordance with the “Standard Method For Measuring Floor Area in Office Buildings” approved June 7, 1996, by the American National Standards Institute and the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996) as interpreted and applied by Landlord’s measurement firm to the Building. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03                        “Base Rent”:

Months Following Commencement Date	Annual Rate Per Square Foot	Monthly Base Rent**
Month 1* - Month 12	$29.00	$5,365.00
Month 13 - 24	$30.00	$5,550.00

*If the Commencement Date is other than the first (1st) day of a calendar month, “Month 1” shall be the first full calendar month of the Term plus any partial calendar month in which Commencement Date occurs, and in the event Month 1 is so deemed to include any partial calendar month, Tenant shall pay the prorated amount of the monthly installment of Base Rent for such partial calendar month on the Commencement Date.

**Subject to abatement pursuant to Section 4.02 below.

1.04                        “Tenant’s Pro Rata Share”: 0.46%.

1.05                        “Base Year” for Taxes (defined in Exhibit B): 2010; “Base Year” for Expenses (defined in Exhibit B): 2010; “Base Year” for Insurance Expenses (defined in Exhibit B): 2010.

1.06                        “Term”:

The period commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on the last day of the twenty fourth (24th) full calendar month of the Term (the “Termination Date”). The “Commencement Date” shall mean March 1, 2010.

1.07                        “Parking Rights”: None.

1.08                        “Security Deposit”: $10,730.00.

1.09                        “Broker(s): Jones Lang LaSalle, representing Landlord, and Jones Lang LaSalle, representing Tenant.

1.10                        “Permitted Use”: General office and administrative use.

1.11                        “Guarantor”: SeeChange, LLC, a Delaware limited liability company.

1.12                        “Notice Address(es)”:

Landlord:

Jones Lang LaSalle Americas, Inc.

201 Mission Street, Suite 1960

San Francisco, California 94105

Attn: General Manager

and:

CA-Mission Street Limited Partnership

c/o LaSalle Investment Management, Inc.

200 E Randolph Dr., 44th Floor

Chicago, IL 60601

Attn: John Minahan

With a copy to:

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

Attn: Jonathan M. Kennedy

Tenant: Prior to the Commencement Date: SeeChange Health Management Company, Inc. 10159 Wayzata Boulevard Suite 200 Minneapolis, Minnesota 55305 From and after the Commencement Date: At the Premises

Rent Payments: Rent shall be payable to CA-Mission Street Limited Partnership at the following address:

CA-Mission Street Limited Partnership

Jones Lang LaSalle Americas as Agent

39481 Treasury Center

Chicago, IL 60694-9400

1.13                        “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 7:00 A.M. to 6:00 P.M. on Business Days.

1.14                        “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.                                      Lease Grant.

The Premises are hereby leased to Tenant from Landlord for the Term, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”), subject to the terms and conditions of this Lease.

3.                                      Possession.

3.01                        Tenant acknowledges that it is leasing the Premises in “as-is, where is” condition.

3.02                        Subject to the representations of Landlord set forth in this Lease, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, provided, however, Landlord shall use commercially reasonable efforts to obtain possession of any such space and the Commencement Date will be delayed until the date Landlord delivers the Premises to Tenant. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

3.03                        Subject to the terms and conditions of this Lease including, without limitation, Section 13, and provided Landlord has received the pre-paid Base Rent required by Section 4.01 below, the Security Deposit and all evidence of insurance coverage required hereunder, Tenant shall be permitted to enter the Premises from and after the date that is fourteen (14) days prior to the Commencement Date and, at Tenant’s sole risk, solely for the purpose of installing furniture, fixtures and equipment in the Premises. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant, Tenant’s vendors and contractors or other tenants in the Building. Such early entry shall be subject to all the terms and provisions of this Lease, except that Tenant shall have no obligation to pay Rent or other charges during such early access period unless Tenant commences business operations in the Premises during such early access period.

4.                                      Rent.

4.01                        From and after the Commencement Date, Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord an administration fee in the amount of five percent (5%) of the past due amount. In addition, past due Rent shall accrue interest at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum legal rate, and Tenant shall pay Landlord a fee for any checks returned by Tenant’s bank for any reason. To ascertain whether any interest payable exceeds the legal limits imposed, any non-principal payment (including the administration fee) shall be considered to the extent permitted by Law to be an expense or a fee, premium or penalty, rather than interest. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Any such partial payment shall be treated as a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy permitted by this Lease. Accordingly, Tenant hereby waives the provisions of California Uniform Commercial Code §3311 (and any similar Law that would permit an accord and satisfaction contrary to the provisions of this Section 4.01). No payment, receipt or acceptance of Rent following (a) any Default; (b) the commencement of any action against Tenant; (c) termination of this Lease or the entry of judgment against Tenant for possession of the Premises; or (d) the exercise of any other remedy by Landlord, shall cure the Default, reinstate the Lease, grant any relief from forfeiture, continue or extend the Term, or otherwise affect or constitute a waiver of Landlord’s right to or exercise of any remedy, including Landlord’s right to terminate the Lease and recover possession of the Premises; provided, however, the full payment of all amounts required to cure any monetary Default shall operate to cure said Default if paid within the time period provided under this Lease. Tenant acknowledges and agrees that the foregoing constitutes actual notice to Tenant of the provisions of California Code of Civil Procedure §1161.1(c). Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02                        Notwithstanding Section 4.01 above to the contrary, so long as Tenant is not in Default under any term of this Lease, Tenant shall be entitled to an abatement of Base Rent for the forty-five (45) day period commencing as of the Commencement Date (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period is referred to herein as the “Abated Base Rent”. If Tenant is in Default at any time during the Term, (a) all portions of the Abated Base Rent credited to Tenant prior to the occurrence of the Default shall become due and payable to Landlord without notice or demand; and (b) from and after the occurrence of such Default, the Rent shall be payable by Tenant as if no abatement of Base Rent had been contemplated in this Lease, and the date of Rent commencement shall be deemed to have occurred as of the Commencement Date. No such recapture by Landlord of the abatement of Base Rent shall constitute a waiver of any Default of Tenant or any election of remedies by Landlord.

4.03                        Tenant shall pay Tenant’s Pro Rata Share of Taxes, Insurance Expenses and Expenses in accordance with Exhibit B of this Lease.

5.                                      Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law in connection with Tenant’s use or occupancy of the Premises. Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03). Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of applicable Laws (including Title Ill of the Americans with Disabilities Act) with respect to the Premises and the Common Areas of the Building, provided that Landlord’s obligation with respect to the Premises shall be limited to violations that arise out of the Landlord Work and/or the condition of the Premises prior to the construction of the Tenant Improvements and the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant and any design or configuration of the Premises specifically requested by Tenant.

6.                                      Security for Lease.

6.01                        The Security Deposit in the form of cash shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within five (5) days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereafter in effect.

6.02                        Tenant shall cause the Guarantor specified in Section 1 to execute a Guaranty of Lease in the form attached to this Lease as Exhibit D (the “Guaranty”). Tenant shall have no right to enter the Premises until Tenant has delivered to Landlord the Guaranty, executed by Guarantor, and Tenant’s failure to deliver the executed Guaranty concurrently with an executed Lease shall, at Landlord’s option, either (i) void this Lease and release the parties of all liability hereunder, or (ii) constitute a Default by Tenant without the necessity of notice or opportunity to cure. Tenant’s obligations shall be joint and several obligations of Tenant and each Guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against any Guarantor. No Guarantor shall be released from its obligations under the Guaranty for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord’s rights, the failure to give Tenant or such Guarantor(s) any notices, or the release of any party liable for the payment or performance of Tenant’s obligations hereunder.

7.                                      Building Services.

7.01                        Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season or as required by Law during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord (Landlord’s charge for additional HVAC service shall be based on a minimum of four (4) hours of usage), and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees twenty-four (24) hours per day/7 days per week, subject to the terms of this

Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

7.02                        Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

7.03                        Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.                                      Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove any Alterations (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, supplemental HVAC units (and associated mechanical infrastructure), rolling file systems and structural alterations and modifications and specialized non-standard office improvements (game room, bowling alley, etc.). Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration, including any initial Alterations or Landlord Work, may request in writing that Landlord advise Tenant whether the improvement is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the proposed Alterations or other improvements are Required Removables. Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.

9.                                      Repairs and Alterations.

9.01                        Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 9.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”). All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after Landlord’s demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs.

9.02                        Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereafter in effect.

9.03                        Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); (d) does not require work to be performed inside the walls or above the ceiling of the Premises, and (e) is less than $50,000.00. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting any work, Tenant shall furnish Landlord with detailed plans and specifications (which shall be in CAD format if requested by Landlord) prepared by a duly licensed architect or engineer; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s))

as additional insureds; and any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Landlord’s consent shall be deemed to have been reasonably withheld if the proposed Alterations could (a) affect any structural component of the Building; (b) be visible from or otherwise affect any portion of the Building other than the interior of the Premises; (c) affect any Base Building systems; (d) result in Landlord being required under any Laws to perform any work that Landlord could otherwise avoid or defer; (e) result in an increase in the demand for utilities or services that Landlord is required to provide (whether to Tenant or to any other tenant in the Building); (f) cause an increase in any Insurance Expenses; (g) result in the disturbance or exposure of, or damage to, any Hazardous Material (defined below); or (h) violate or result in a violation of any Law, Rule or requirement under this Lease. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to ten percent (10%) of the cost of the Alterations. Landlord may, in the exercise of its reasonable discretion, require a deposit of its estimated fees in advance of performing any review. Neither the payment of any such fees or costs, nor the monitoring, administration or control by Landlord of any contractor or any part of the Alterations shall be deemed to constitute any express or implied warranty or representation that any Alteration was properly designed or constructed, nor shall it create any liability on the part of Landlord. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. Upon substantial completion of any Alteration, Tenant shall (a) cause a timely notice of completion to be recorded in the Office of the Recorder of the county in which the Building is located, in accordance with California Civil Code §3093 or any successor statute; and (b) deliver to Landlord evidence of full payment and unconditional final lien waivers for all labor, services and materials furnished in connection therewith.

10.                               Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.                               Assignment and Subletting.

11.01                 Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building or if the proposed transferee, whether or not an occupant of the Building, is in discussions with Landlord regarding the leasing of space within the Building. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02                 Tenant shall provide Landlord with financial statements (prepared in accordance with generally accepted accounting principles), a reasonably determined calculation of excess rent (described in Section 11.03 below) and company information for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than twenty percent (20%) of the Rentable Square Footage of the Premises, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Concurrently with Tenant’s request for a proposed Transfer, Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer, regardless of whether consent is granted, plus all reasonable costs incurred by Landlord in preparing the documents for any requested Transfer, including but not limited to Landlord’s attorneys’ fees.

11.03                 Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, the following reasonable and customary expenses directly incurred by

Tenant attributable to the Transfer: commercially reasonable attorneys’ fees and brokerage commissions.

11.04                 Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

11.05                 If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may elect to collect Rent directly from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after any Default(s) by Tenant (or if Tenant becomes insolvent), collect from the subtenant or occupant all amounts due from such party to Tenant. Tenant hereby authorizes and directs any assignee or subtenant (a “Transferee”) to make payments of rent or other consideration directly to Landlord upon receipt of any notice from Landlord requesting such action. Landlord may apply all such amounts collected to Rent due or coming due hereunder, and no such collection or application shall be deemed a waiver of any of Landlord’s rights or remedies hereunder, or the acceptance by Landlord of such party as a permitted Transferee, or the release of Tenant or any Guarantor from any of its obligations under or in connection with this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from obtaining the express written consent of Landlord to any other Transfer. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, or the acceptance of Rent for the Premises from any entity other than Tenant shall not operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any consent of Landlord required under this Section 11.

11.06                 So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 11, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a “Permitted Transfer”): (1) Tenant is not in Default; (2) Tenant gives Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; and (3) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (b) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by

Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

12.                               Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon or otherwise encumber the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees, or the Premises. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien by settlement, by payment of the claim, posting a proper bond, or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option (without any duty to investigate the validity of the lien of other encumbrance), may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.                               Indemnity and Waiver of Claims.

13.01                 Except to the extent caused solely by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, protect, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, losses, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (each a “Tenant Related Party”) or any of Tenant’s transferees, contractors or licensees. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

13.02                 Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, and subject to the limitations described in Section 20 below, Landlord shall indemnify, defend and hold Tenant harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant by any third party and arising out of or in connection with any damage or injury resulting from the negligence or willful misconduct acts of Landlord.

13.01                 “Environmental Laws” means all Laws pertaining to (a) protection of health against environmental hazards; (b) the protection of the environment, including air, soils, wetlands, and surface and underground water, from contamination by any substance that may have any adverse health effect; (c) underground storage tank regulation or removal; (d) protection or regulation of natural resources; (e) protection of wetlands or wildlife; (f) management, regulation and disposal of solid and hazardous wastes; (g) radioactive materials; (h) biologically hazardous materials; (i) indoor air quality; (j) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., as well as all similar state and local Laws. “Hazardous Material” means any substance the release of or the exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to human health because of its toxicity or other adverse effect, including (a) any “oil,” as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil); (b) any radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code §2011 et seq.; (c) Stacchybotris chartarum and other molds; (d) asbestos containing materials (“ACM”) in any form or condition; and (e) polychlorinated biphenyls (“PCBs”) and any substances or compounds containing PCBs.

(a)                                 Tenant shall not use, store or permit Hazardous Materials to be present on or about the Premises. Notwithstanding the foregoing, Tenant may keep and use, solely for maintenance and administrative purposes, small amounts of ordinary cleaning and office supplies customarily used in business offices (such as, for example, glass cleaner, carpet spot remover, and toner for Tenant’s business equipment in use on the Premises), provided that Tenant complies with all Environmental Laws relating to the use, storage or disposal of all such supplies.

(b)                                 If the use, storage or possession of Hazardous Materials by Tenant or any Tenant Related Party on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Building, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of all Environmental Laws, and any Governmental Authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord’s sole discretion, to protect the value of the Premises and the Building. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises and the Building. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

(c)                                  Upon reasonable Notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or any Tenant Related Party, and in a condition that complies with all Environmental Laws.

(d)                                 Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims, damages, liabilities, fines, judgments, penalties, costs, losses (including loss in value of the Premises or the Building, the loss of rentable or usable space, any adverse effect on marketability of the Building or any space therein, and all sums paid for settlement of claims), costs incurred in connection with any site investigation or any cleanup, removal or restoration mandated by any Governmental Authority, and expenses (including attorneys’ fees, consultant and expert fees) to the extent attributable to (i) any Hazardous Materials placed on or about the Building by Tenant or any Tenant Related Party, or on or about the Premises by any party other than Landlord, at any time during the Term, or (ii) Tenant’s failure to comply with any of its obligations under this Article 13, all of which shall survive the expiration or earlier termination of this Lease.

(e)                                  Landlord represents to Tenant that, as of the Effective Date, Landlord has not received any notice from governmental authorities that the Premises contain Hazardous Materials in violation of applicable Environmental Laws.

14.                               Insurance.

14.01                 From and after the date Tenant first has access to the Premises, Tenant shall maintain the following insurance (“Tenant’s Insurance’):

(a)                                 Commercial General Liability Insurance applicable to the Premises and its appurtenances written on an occurrence basis providing, on an occurrence basis; covering the Premises and all operations of Tenant in or about the Premises against claims for bodily injury, death, property damage and products liability and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $2,000,000 each occurrence for bodily injury, death and property damage, $2,000,000 for products/completed operations aggregate, $2,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and Umbrella Liability Insurance in an amount not less than $5,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(b)                                 Insurance covering any of the items included in any equipment maintained by Tenant, as well as trade fixtures, merchandise, movable partitions, furniture and other personal property from time to time in, on or upon the Premises (“Tenant’s Property”), and all Leasehold Improvements, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risk” (i.e., “Special Cause of Loss”) fire and casualty insurance policy;

(c)                                  Workers’ Compensation Insurance in amounts required by Law;

(d)                                 Employers Liability Coverage of at least $1,000,000.00 per occurrence (with $500,000.00 disease coverage per employee);

(e)                                  if Tenant owns or leases any vehicles, automobile liability coverage for all vehicles owned or leased by Tenant in an amount not less than $1,000,000.00 per accident.

All policies of the insurance provided for in this Section 14.01 above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A:XII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state of California. Each and every such policy:

(i)                                     shall designate Landlord (as well as Landlord’s managing agent, asset manager, and any mortgagee of Landlord and any other party reasonably designated by Landlord) as an additional insured, except with respect to the insurance described in clauses (c) and (d) above;

(ii)                                  shall be delivered in its entirety (or, in lieu thereof, a certificate in form and substance satisfactory to Landlord) to each of Landlord and any such other parties in interest prior to any entry by Tenant or Tenant’s employees or contractors onto the Premises and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii)                               shall contain a provision that the insurer will give to Landlord at least thirty (30) days notice in writing (and ten (10) days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv)                              shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

In addition, Landlord shall be named as a loss payee with respect to Tenant’s Property insurance on the Leasehold Improvements. Tenant will be responsible for the payment of any deductible amount under any policy of insurance maintained by Tenant. Tenant shall additionally carry and maintain such other types of insurance coverage in such reasonable amounts covering the Premises and Tenant’s operations therein, and as may be reasonably requested from time to time by Landlord.

14.02                 So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building in amounts reasonably determined by Landlord to be necessary, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain; Landlord may elect to self-insure with respect to any such coverage.

15.                               Subrogation.

Landlord and Tenant hereby waive and release, and shall cause their respective insurance carriers to waive and release, any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. The parties agree that the foregoing waiver shall be binding upon their respective property and business income insurance carriers, and (except for any insurance policy that provides that the insured thereunder may effectively waive subrogation without further action on the part of the insured) each party shall obtain endorsements or take such other action as may be required to effect such insurer’s waiver of subrogation under each such policy. Notwithstanding the foregoing, if any Casualty (defined below) insured by Landlord is caused by the negligence or willful misconduct of Tenant or any Tenant Related Party, Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days following Landlord’s demand therefor, all deductible amounts and other expenses payable by Landlord in connection with such Casualty that are not covered by the proceeds of Landlord’s insurance.

16.                               Casualty Damage.

16.01                 If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs.

16.02                 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

16.03                 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17.                               Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.                               Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for three (3) Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within ten (10) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within ten (10) days, Tenant shall be allowed additional time (not to exceed 45 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on two (2) or more occasions during any twelve (12) month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant and Tenant shall lose any renewal and/or expansion options. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law. Tenant acknowledges that its obligation to pay Rent hereunder is a condition as well as a covenant, and that such obligation is independent of any and all covenants of Landlord hereunder. Tenant shall not interpose any counterclaim of whatever nature or description in any summary proceeding commenced by Landlord for non-payment of Rent. Tenant waives any rights of redemption or relief from forfeiture under California Code of Civil Procedure sections 1174 and 1179, or under any other applicable present or future Law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Default.

19.                               Remedies.

19.01                 Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable Law):

(a)                                 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)                                     The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)                                  The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)                           The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)                          Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                              All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at an annual rate equal to the lesser of (A) the maximum rate permitted by Law, or (B) the Prime Rate plus five (5%). For purposes hereof, the “Prime Rate” shall be annual interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)                              Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due; or

(c)                                Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02                 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03                  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM,

REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 19.03 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 26.02 below. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 19.03, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at Law or In equity for any cause of action that is before the referee, Including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 19.03. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed.  In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 19.03 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

19.04                 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon any Default shall not be deemed or construed to constitute a waiver of such Default.

19.05                 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord.

19.06                 No act of Landlord or of any Landlord Related Party, including Landlord’s acceptance of the keys to the Premises, shall constitute Landlord’s acceptance of a surrender or abandonment of the Premises by Tenant prior to the expiration of the Term unless such acceptance is expressly acknowledged by Landlord in a written agreement executed by both parties.

19.07                 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable Law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.                               Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT

OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), WRITTEN NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT, AND LANDLORD SHALL NOT BE IN DEFAULT UNDER THIS LEASE UNLESS LANDLORD HAS FAILED TO CURE OR COMMENCE TO CURE OF SUCH ALLEGED DEFAULT WITHIN A REASONABLE TIME AFTER WRITTEN NOTICE FROM TENANT.

21.                               Relocation.

Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building or other buildings within the same project upon thirty (30) days’ prior written notice to Tenant. From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation up to $1,500.00, which amount shall include all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address.

22.                               Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to the greater of (a) 200% of the sum of the Base Rent and Additional Rent in effect during the last calendar month of the Term or (b) the fair market rent for the Premises, as determined in good faith by Landlord. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within fifteen (15) days after notice from Landlord, Tenant shall be liable for any and all damages, fees, and/or costs incurred or to be incurred (including consequential damages) that Landlord suffers from the holdover.

23.                               Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute Mortgagee’s standard form subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Tenant shall, within ten (10) days after receipt of a written request from Landlord, execute and deliver a subordination agreement and/or estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Tenant acknowledges its obligation to pay an administration fee at a daily rate of $50.00 for each day that Tenant is late in providing any such subordination agreement or estoppel certificate (or a daily rate of $100.00 for both), commencing on the eleventh (11th) day following Landlord’s request therefor. If Tenant has not provided any such subordination agreement or estoppel certificate within twenty (20) days following Landlord’s written request therefor, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact, which appointment is coupled with an interest, to execute, acknowledge and deliver any such subordination agreement or estoppel certificate for and on behalf of Tenant, without any liability on the part of Landlord for the accuracy of any information contained therein, and Tenant shall thereupon be deemed to have acknowledged the accuracy of all information set forth therein for the benefit of Landlord, any current or prospective Mortgagee, or any prospective purchaser of any interest of Landlord in the Building. However, if any such party is unwilling to rely on such subordination agreement or estoppel certificate from Landlord (or if Landlord is unwilling for any reason to execute such subordination agreement or estoppel certificate as attorney-in-fact for Tenant), the daily administration fee described herein shall continue until such time as Tenant has provided the subordination agreement or estoppel certificate as originally requested.

24.                               Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.                               Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and any and all Required Removables from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted.

If Tenant fails to remove any of Tenant’s Property or Required Removables, or to restore the Premises to the required condition as of the date of termination of this Lease or Tenant’s right to possession of the Premises, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and/or store Tenant’s Property and Required Removables, as the case may be, and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

26.                               Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of California. Tenant agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any proceeding in any California state or United States court sitting in the county where the Premises are located, may be made by certified or registered mail, return receipt requested, to the Tenant’s Notice Address as specified herein, and service so made shall be complete upon receipt; except that if Tenant shall refuse to accept delivery, service shall be deemed complete on the date such delivery was attempted and refused.

26.02 If Landlord utilizes the services of an attorney due to Tenant’s failure to pay Rent when due or otherwise comply with the provisions of this Lease, then Tenant shall be required to pay Additional Rent in an amount equal to the actual attorneys’ fees and costs actually incurred by Landlord in connection therewith irrespective of whether any legal action or proceeding may be commenced or filed by Landlord. If any such work is performed by in- house counsel for Landlord, the value of such work shall be determined at a reasonable hourly rate for comparable outside counsel; provided, however, the parties hereby confirm that such fees shall be recoverable with respect to legal work performed by Landlord’s in-house counsel only to the extent that such work is not duplicative of legal work performed by outside counsel representing Landlord in such matter. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. Any such fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

26.03 No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a Default by Tenant, shall constitute a waiver of the Default, nor shall it constitute an estoppel.

26.04 Whenever a period of time is prescribed for the taking of an action by Landlord (other than the payment of Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.05 During the Term, at no charge to Tenant, Tenant shall be permitted to use the existing furniture, telephone system and data/telephone cabling and other systems and equipment located in the Premises and described in the inventory attached hereto as Exhibit E (collectively, the “Furniture”). For purposes of documenting the current condition of the Furniture, Tenant and Landlord shall, on or about the Commencement Date, conduct a joint walk-through of the Premises in order to inventory items of damage or disrepair in the Furniture. Tenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, care and repair of the Furniture, at Tenant’s sole cost and expense, and using maintenance contractors reasonably approved by Landlord, and will add the Furniture to Tenant’s policy of property insurance. No item of Furniture shall be removed from the Premises without Landlord’s prior written consent. Any modifications of Furniture will be performed at Tenant’s sole cost and expense. On or about the date of expiration of the Term, the parties shall once again conduct a walk-through of the Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear and casualty excepted), and Tenant shall be responsible, at Tenant’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar item reasonably acceptable to Landlord).

26.06 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.07 Landlord has delivered a copy of this lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with Tenant’s Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.08 Landlord, at Landlord’s cost, shall provide “Building Standard” signage at the main lobby directory, 13th floor elevator lobby, and at the entrance to the Premises identifying Tenant; any replacements of or changes to such signage shall be at Tenant’s sole cost and expense. Tenant shall not place or permit to be placed any lights, decorations, banners, signs, window or door lettering, advertising media, or any other item that can be viewed from the exterior of the Premises without obtaining Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Subject to the foregoing, Tenant shall have the right to install custom signage in the Premises; any such signage shall be a Required Removable. By no later than the Termination Date (or earlier the date of any earlier termination of this Lease), Tenant shall repair any damage to the Premises or the Building caused by any installation, maintenance or removal of signage, all at Tenant’s expense. If any such items are installed without Landlord’s consent, or are not timely removed, or repairs are not timely made, Landlord shall have the right (but not the obligation) to remove any or all of such items and/or repair any such damage or injury, all at Tenant’s sole cost and expense.

26.09               Time is of the essence of each and every term, condition and provision of this Lease in which time of performance is a factor. The parties agree that notwithstanding any Law to the contrary, Landlord has no duty to notify Tenant that Tenant has failed to give any notice that Tenant has the right to give under the Lease, including notice of the exercise of any option.

26.10               Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.11               This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate.

26.12                 If Tenant comprises more than one person, all such persons shall be jointly and severally liable for payment of Rent and the performance of Tenant’s obligations hereunder. If Tenant is a partnership, all current and future general partners of Tenant shall be jointly and severally liable for such obligations. No individual partner or other person shall be deemed to be released from its obligations hereunder except to the extent any such release is expressly set forth in a written agreement executed by Landlord in the exercise of its sole discretion. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities.

26.13               Tenant represents, warrants and covenants that:

(a)                                 Tenant and its principals are not acting, and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control;

(b)                                 Tenant and its principals are not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity, or nation; and

                                                Tenant acknowledges that the breach of this representation, warranty and covenant by Tenant shall be an immediate Default under the Lease.

26.14                 If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of
Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s)

constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

26.15                 This Lease has been negotiated at arms’ length between persons knowledgeable in business and real estate matters who have had the opportunity to confer with counsel in the negotiation hereof. Accordingly, any rule of law or legal decision that would require interpretation of this Lease against the party that drafted it is not applicable and is waived, and this Lease shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. References in this Lease to articles, sections, paragraphs or exhibits pertain to articles, sections, paragraphs and exhibits of this Lease unless otherwise specified. The word “including” means “including, without limitation.” The word “or” means “and/or” unless the context clearly indicates an obligation to choose one of two or more alternatives. The word “person” includes legal entities as well as natural persons. The word “may” means “may, but shall not be required to.” Unless otherwise expressly specified in the applicable provisions, the phrase “at any time” means “at any time and from time to time.” The article, section and paragraph headings in this Lease are solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect hereof. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require. Any reference to any specific statute, ordinance or other Law shall be deemed to include any amendments thereto, or any successor or similar Law addressing the same subject matter.

26.16               The terms of this Lease and the details of its negotiation constitute confidential information pertaining to the Building that is proprietary to Landlord. Tenant acknowledges that its disclosure of any of such information could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it shall keep (and shall cause its employees, agents, principals and all other Tenant Related Parties to keep) all such information confidential and shall not disclose all or any portion thereof to any person except: (a) as and to the extent required by Law; and (b) to bona fide prospective assignees or sublessees of Tenant, or to Tenant’s attorneys, tax and financial advisors, lenders and investors, to the extent such persons have a need to know and as necessary for the conduct of Tenant’s business, provided that such persons also first agree in writing to keep all such information confidential for the benefit of Landlord.

26.17               Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant, by any Tenant Related Party, or by any other person except Landlord. Any such recording in violation of this Section 26.16 shall constitute a Default by Tenant.

26.18               This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. This Lease may be executed in one or more counterparts, and each of which, so executed, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

26.19               This Lease constitutes the final, complete and exclusive statement among the parties hereto, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and, subject to the provisions herein, inures to the benefit of their respective heirs, representatives, successors and assigns. No party has been induced to enter into this Lease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Lease. Any agreement made after the date of this Lease is ineffective to modify, waive, or terminate this Lease, in whole or in part, unless such agreement is in writing, signed by the parties to this Lease, and specifically states that such agreement modifies this Lease.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership

By:	NAPI REIT, INC., a Maryland corporation
Its:	General Partner

	By:	/s/ Kathy A. Broderick
	Name:	Kathy A. Broderick
	Title:	Secretary & Treasurer

TENANT:

SEECHANGE HEALTH MANAGEMENT COMPANY, INC., a Delaware corporation

By:	/s/ Daniel J. Boivin
Name:	Daniel J. Boivin
Its:	EVP General Counsel

Tenant’s Tax ID Number (SSN or FEIN):

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (“First Amendment”) is entered into as of December 14, 2011 (the “First Amendment Effective Date”), by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and SEECHANGE HEALTH MANAGEMENT COMPANY, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.            Landlord and Tenant are parties to that certain Office Lease Agreement dated as of January 22, 2010 (the “Lease”), pursuant to which Landlord leases to Tenant space currently containing approximately 2,220 rentable square feet (the “Premises”) described as Suite No. 1310 on the thirteenth (13th) floor of the building located at 201 Mission Street, San Francisco, California (the “Building”).

B.            The Lease by its terms is scheduled to expire on February 29, 2012 (the “Current Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Extension. The Term is hereby extended for a period of eighteen (18) months and shall expire on August 31, 2013 (the “Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing on March 1, 2012 (the “Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”, and unless the context clearly provides otherwise, from and after the Extension Date, references in the Lease to the “Term” shall be deemed to include the Extended Term, and references in the Lease to the “Termination Date” shall mean the Extended Termination Date.

2.             Base Rent.

(a)           Generally. The schedule of Base Rent payable with respect to the Premises during the Extended Term is the following:

Period	Annual Rate Per Rentable Square Foot	Monthly Base Rent
March 1, 2012 - February 28, 2013	$42.00	$7,770.00
March 1, 2013 - August 31, 2013	$43.00	$7,955.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

(b)           Base Rent Abatement. Notwithstanding anything in Section 2(a) above to the contrary, so long as Tenant is not in Default under any term of the Lease (as amended hereby), Tenant shall be entitled to an abatement of (i) the full amount of Base Rent for March, 2012 and (ii) fifty percent (50%) of the Base Rent for April, 2012 (the “Abatement Period”). The total amount of Base Rent to be abated during the Abatement Period is referred to herein as the “Abated Rent”. If Tenant is in Default at any time during the Term (including the Extended Term), (i) at Landlord’s option, all Abated Rent credited to Tenant prior to the occurrence of the Default shall become due and payable to Landlord; and (ii) if the Default occurs prior to the expiration of the Abatement Period, there shall be no further abatement of Base Rent pursuant to this Section 2(b). No such recapture by Landlord of the Abated Rent pursuant to clause (i) above shall constitute a waiver of any Default of Tenant or any election of remedies by Landlord.

3.             Expenses, Insurance Expenses and Taxes; Base Year. During the Extended Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses, Insurance Expenses and Taxes in accordance with the terms of the Lease, except that the Base Year shall be 2012.

4.             Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to (i) perform any alterations, additions, repairs or improvements, other than Landlord’s obligation to shampoo the carpet in the Premises and clean the interior portion of the windows in the Premises, or (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Premises.

5.             Miscellaneous.

(a)           This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)           Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)           In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d)           Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

(e)           Capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

(f)            At Landlord’s option, this First Amendment shall be of no force and effect unless and until accepted by any guarantor of the Lease, who by signing below shall agree that its guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

(g)           Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this First Amendment.

(h)           Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(i)            Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Extended Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

2

(j)            This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

3

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the First Amendment Effective Date.

LANDLORD:

CA-MISSION STREET LIMITED PARTNERSHIP,

a Delaware limited partnership

By:	NAPI REIT, INC., a Maryland corporation
Its:	General Partner

	By:	/s/ Kathy A. Broderick
	Print Name:	Kathy A. Broderick
	Its:	Secretary & Treasurer

TENANT:

SEECHANGE HEALTH MANAGEMENT COMPANY, INC.,

a Delaware corporation

By:	/s/ Martin Watson
Print Name:	Martin Watson
Its:	CEO

By:
Print Name:
Its:

ACKNOWLEDGMENT OF GUARANTOR

Guarantor hereby acknowledges and agrees to guarantee Tenant’s obligations under this First Amendment, and such obligations shall be deemed added to and included in the Guaranteed Obligations under the Continuing Guaranty of Lease.

GUARANTOR:

SEECHANGE, LLC, a Delaware limited liability company

By:	/s/ Martin Watson
Print Name:	Martin Watson
Its:	CEO

By:
Print Name:
Its:

4

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into as of August 20, 2013 (the “Second Amendment Effective Date”), by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and SEECHANGE HEALTH MANAGEMENT COMPANY, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.                               Landlord and Tenant are parties to that certain Office Lease Agreement dated as of January 22, 2010 (the “Original Lease”), which lease has been amended by that certain First Amendment to Lease dated as of December 14, 2011 (the “First Amendment”) (the Original Lease, as so amended, is referred to herein as the “Lease”), pursuant to which Landlord currently leases to Tenant space containing approximately 2,220 rentable square feet (the “Original Premises”) described as Suite No. 1310 on the thirteenth (13th) floor of the building located at 201 Mission Street, San Francisco, California (the “Building”).

B.                               Landlord and Tenant agree to relocate Tenant from the Original Premises to 6,008 rentable square feet of space described as Suite No. 2375, constituting a portion of the twenty-third (23rd) floor of the Building, as such space is shown on the drawing attached hereto as Exhibit A (the “Substitution Space”), on the following terms and conditions.

C.                               The Lease by its terms is scheduled to expire on August 31, 2013 (“Current Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Extension. Commencing on September 1, 2013, the Term is hereby extended for a period of five years (5) years and shall expire on August 31, 2018 (“Substitution Space Termination Date”) unless sooner terminated in accordance with the terms of the Lease (as amended hereby). That portion of the Term commencing on September 1, 2013 and ending on the Substitution Space Termination Date shall be referred to herein as the “Second Extended Term”, and unless the context clearly provides otherwise, from and after September 1, 2013, references in the Lease to the “Term” shall be deemed to include the Second Extended Term, and references in the Lease to the “Termination Date” shall mean the Substitution Space Termination Date.

2.                                      Relocation.

(a)                                 Generally. Effective as of September 1, 2013 (the “Substitution Date”), the Substitution Space shall be substituted for the Original Premises. Effective as of the Substitution Date, the Lease shall be terminated with respect to the Original Premises, and, unless otherwise specified, the “Premises” shall mean the Substitution Space. Tenant shall vacate the Original Premises on or before the Substitution Date, and return the same to Landlord with all furniture, trade fixtures, equipment, cabling and other personal property items removed, and otherwise in accordance with the terms and conditions of the Lease.

(b)                                 Delay. The Substitution Date shall be delayed to the extent that Landlord fails to deliver possession of the Substitution Space with the new Building standard carpet installed (as set forth in Section 6 below) for any reason. Any such delay in the Substitution Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. Notwithstanding the foregoing, if the Substitution Date is delayed, then Base Rent for the Original Premises from and after September 1, 2013 shall be increased to the rate of $56.00 per rentable square foot per of the Original Premises until Landlord delivers possession of the Substitution Space with the new Building standard carpet installed (as set forth in Section 6 below), at which time the Base Rent schedule set forth in Section 3(a) below shall apply.

(c)                              Substitution Date Certificate.   If the Substitution Date is other than September 1, 2013, then promptly following the determination of the actual Substitution Date, Landlord and Tenant will execute a memorandum confirming the Substitution Date.

3.                                       Base Rent.

(a)                                 Generally. The schedule of Base Rent payable with respect to the Premises (i.e., the Substitution Space) during the Substitution Term shall be as follows:

Period	Annual Rate Per Rentable Square Foot	Monthly Base Rent
September 1, 2013* - August 31, 2014	$56.00	$18,666.67	**
September 1, 2014 - August 31, 2015	$57.68	$28,878.45
September 1, 2015 - August 31, 2016	$59.41	$29,744.61
September 1, 2016 - August 31, 2017	$61.19	$30,635.79
September 1, 2017 - August 31, 2018	$63.03	$31,557.02

* Monthly Base Rent during the period from the Substitution Date (i.e., September 1, 2013) through August 31, 2014 (the “Reduced Measurement Period”) is calculated as if the Substitution Space contained 4,000 rentable square feet; if Tenant is entitled to any abatement or reduction of Base Rent for a portion of the Substitution Space under the terms of the Lease (as amended hereby) during the Reduced Measurement Period, such abatement or reduction shall be calculated based on an annual rate per rentable square foot of $33.89 (i.e., the monthly Base Rent rate of $18,666.67 multiplied by twelve (12) months, then divided by 6,608 rsf), and not $56.00.

** Subject to the terms of Section 2(b) above.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease (as amended hereby), provided that Tenant shall pay the installment of Base Rent for first full calendar month from and after the Substitution Date concurrently with Tenant’s execution and delivery of this Second Amendment.

(b)                                 Base Rent Abatement. Notwithstanding anything in Section 3(a) above to the contrary, so long as Tenant is not in Default under any term of the Lease (as amended hereby), Tenant shall be entitled to an abatement of (i) the full amount of Base Rent for September and October, 2013 and (ii) fifty percent (50%) of the Base Rent for November, 2013 (the “Abatement Period”). The total amount of Base Rent to be abated during the Abatement Period is referred to herein as the “Abated Rent”. If Tenant is in Default at any time during the Term (including the Substitution Term), (i) at Landlord’s option, all Abated Rent credited to Tenant prior to the occurrence of the Default shall become due and payable to Landlord; and (ii) if the Default occurs prior to the expiration of the Abatement Period, there shall be no further abatement of Base Rent pursuant to this Section 3(b). No such recapture by Landlord of the Abated Rent pursuant to clause (i) above shall constitute a waiver of any Default of Tenant or any election of remedies by Landlord.

2

4.                                         Security Deposit.

(a)                                 Generally. Landlord currently holds a cash Security Deposit from Tenant in the amount of $10,730.00. Concurrently with Tenant’s execution and delivery of this Second Amendment to Landlord, Tenant will deliver to Landlord the sum of $48,759.00 which will be added to and become part of the Security Deposit held by Landlord as provided under Section 6 of the Original Lease. Accordingly, the Security Deposit will be increased to $59,489.00.

(b)                                 Reduction of Security Deposit. Upon written request by Tenant, the Security Deposit shall be reduced to $29,744.61 on September 1, 2016, provided that (1) no Default exists on the date Tenant delivers written request pursuant hereto or the date of the proposed reduction, (2) no Default has previously existed, and (3) no event exists as of the date Tenant delivers written request pursuant hereto or the date of the proposed reduction which, with notice and the passage of time, or both, would constitute a Default. Notwithstanding the foregoing provisions of this Section 4(b) to the contrary, if, after any reduction in the Security Deposit, Tenant is in Default, at Landlord’s option, the Security Deposit shall be reinstated to $59,489.00, and Tenant’s failure to so reinstate the Security Deposit within ten (10) days after notice from Landlord shall constitute an additional Default hereunder, without the necessity of notice or the passage of any grace period.

5.                                      Expenses, Insurance Expenses and Taxes; Base Year. From and after the Substitution Date, Tenant’s Pro Rata Share of Expenses, Insurance Expenses and Taxes for the Substitution Space shall be 1.37%, and the Base Year shall be 2013; provided, however, during the Second Extended Term, Tenant’s obligation to pay Expenses, Insurance Expenses and Taxes shall not commence until September 1, 2014.

6.                                      Improvements to Substitution Space. Tenant has inspected the Substitution Space and, except with respect to Landlord’s obligation to perform the Landlord Work (defined below), agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to (i) perform any alterations, additions, repairs or improvements, (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Substitution Space, or (iii) grant Tenant any free rent, concessions, credits or contributions of money with respect to the Substitution Space (other than as expressly set forth in Section 3(b) above). In no event shall Tenant be required to remove the Landlord Work from the Substitution Space at the expiration or earlier termination of the Lease. As used in this Second Amendment “Landlord Work” shall mean the following:

•                                New Building standard paint (in two mutually agreed upon colors) throughout the Substitution Space;

•                                New Building standard carpet throughout the Substitution Space;

•                                Construction of one (1) private office in the southeast corner of the Substitution Space with one (1) glass wall to match those existing in the Substitution Space.

Except with respect to the installation of new Building standard carpet, which Landlord shall perform as a condition precedent to the Substitution Date, Landlord may perform the balance of the Landlord Work after the Substitution Date; provided, however, Landlord shall use commercially reasonable efforts to complete the Landlord Work before the Substitution Date, or otherwise minimize interference with Tenant’s business operations in the Substitution Space.

7.                                           Holding Over. If Tenant continues to occupy the Original Premises after the date that is two (2) days following the Substitution Date (the “Original Premises Vacation Date”), the terms of Section 22 of the Original Lease shall control, and Tenant’s occupancy of the Original Premises from and

3

after the Original Premises Vacation Date shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of the Lease.

8.                                      Disability Access Notice Requirements. In accordance with Chapter 38 of the San Francisco Administrative Code, the Disability Access Obligations Notice attached hereto as Exhibit B (the “Access Notice”) is incorporated herein by this reference. Execution of this Second Amendment by the parties hereto shall be deemed to constitute and represent the parties’ acknowledgement and execution of the Access Notice, notwithstanding that such Access Notice may not be separately executed. Section 5 of the Original Lease sets forth the parties’ respective obligations regarding the performance of and payment for disability access improvements under the Lease, as may be amended by this Second Amendment. Further, each party shall use reasonable efforts to notify the other of alterations the notifying party may make to or affecting the Premises or Building that might impact accessibility under federal and state disability access laws. Such notification regarding alterations shall in no event be construed to limit either party’s obligations or to expand either party’s rights under the Lease (including, without limitation, Section 9 of the Original Lease, and, without limiting the generality of the foregoing, in no event shall such notification be deemed to constitute any notice required to be given by either party under any other provision of the Lease.

9.                                      Furniture. In consideration of Tenant’s performance of its obligations under the Lease (as amended hereby), as of the Second Amendment Effective Date (the “Furniture Transfer Date”), all of Landlord’s right, title and interest in and to the furniture currently located in the Original Premises (the “Furniture”) shall automatically be transferred to Tenant. The Furniture is hereby transferred to Tenant on an “as is” basis with no representation or warranty of any kind from, and no recourse against, Landlord. Thereafter, Tenant shall be solely responsible for the relocation of the Furniture from the Original Premises to the Substitution Space. Landlord and Tenant confirm that the transfer of ownership of the Furniture shall occur automatically on the Furniture Transfer Date and that this Second Amendment shall constitute a bill of sale evidencing the transfer of the Furniture on the Furniture Transfer Date unless otherwise agreed to in a writing signed by both Landlord and Tenant.

10.                               Miscellaneous.

(a)                                 This Second Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Second Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)                                 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)                                  In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

(d)                                 Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Second Amendment until Landlord has executed and delivered the same to Tenant.

(e)                                  This Second Amendment shall have no force and effect unless and until accepted by the Guarantor of the Lease, who by signing below, agrees that its guaranty obligations under the Guaranty of Lease shall apply to the Lease as amended hereby.

4

(f)                                   Capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

(g)                                  Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Second Amendment, other than Jones Lang LaSalle Americas, Inc. (“Tenant’s Broker”). Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Second Amendment other than Tenant’s Broker.

(h)                                 Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(i)                                     Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times through and including the Substitution Space Termination Date (including any extension thereof), remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(j)                                    The Premises have not undergone an inspection by a Certified Access Specialist (CASp). This notice is given pursuant to California Civil Code Section 1938.

(k)                                 This Second Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Second Amendment may be executed in “pdf” format and each party has the right to rely upon a pdf counterpart of this Second Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

5

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment as of the Second Amendment Effective Date.

LANDLORD:

CA-MISSION STREET LIMITED PARTNERSHIP,

a Delaware limited partnership

By:	NAPI REIT TRS, INC., a Maryland corporation
Its:	General Partner

	By:	/s/ Kathy A. Broderick
	Print Name:	Kathy A. Broderick
	Its:	Secretary & Treasurer

TENANT:

SEECHANGE HEALTH MANAGEMENT COMPANY, INC.,
a Delaware corporation

By:	/s/ Daniel Boivin
Print Name:	Daniel Boivin
Its:	Secretary

By:	/s/ Martin Watson
Print Name:	Martin Watson
Its:	CEO

ACKNOWLEDGMENT OF GUARANTOR

Guarantor hereby acknowledges and agrees to guarantee Tenant’s obligations under this Second Amendment, and such obligations shall be deemed added to and included in the Guaranteed Obligations under the Continuing Guaranty of Lease.

GUARANTOR:

SEECHANGE, LLC, a Delaware limited liability company

By:	/s/ Daniel Boivin
Print Name:	Daniel Boivin
Its:	Secretary

By:	/s/ Martin Watson
Print Name:	Martin Watson
Its:	CEO

6

REQUIREMENTS FOR EXECUTION OF AMENDMENT

The following conditions must be satisfied:

(A)            The executing party (i.e., both Tenant and Guarantor) shall provide Landlord a copy of a resolution signed by all Directors of the corporation or members of the LLC, as the case may be, and in a form reasonably acceptable to Landlord authorizing the person or persons designated to sign the Second Amendment to do so.

(B)            Tenant shall provide Landlord a certificate from the Secretary of State of the Tenant’s state of incorporation confirming that Tenant is in good standing and qualified to do business in its state of incorporation, and Tenant shall also provide a certificate from the California Secretary of State confirming that Tenant is qualified to do business in California.

7